June 2, 1998


The Directors
The Companies
(as specified in the Schedule
to this letter)

Dear Sirs:

Midland Bank plc (`Midland') is pleased to offer the seven Companies whose names are listed in the Schedule to this letter (`the Companies') a collective net overdraft facility (`the Facility') on the terms referred to below but otherwise subject to normal banking terms and conditions.

Limit

     (pound)3,250,000 (Three million two hundred and fifty thousand pounds)

Availability

     Midland may at any time withdraw the Facility and/or demand repayment of all sums owing. Subject to this, the Facility is due for review in November 1998.

Interest Rate

     2% p.a. over Midland's Base Rate as published from time to time on amounts up to (pound)750,000 and 4% p.a. over Midland's Base Rate as published from time to time on amounts in excess of this within the Limit.

Fees

     An arrangement fee of (pound)25,000 will be payable on receipt of the first tranche or equity.

Security

     The repayment and discharge of all monies at any time owing in respect of the Facility will be secured by all security at any time given to Midland in respect of the liabilities to Midland of the Companies or any of them.


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22 January, 1998

     Without  limiting the above,  the security listed in the attached  Security
Schedule is to be held.

     All costs, fees and expenses, as mentioned in the General Terms and Conditions attached to this letter,shall be payable by the Company on whose behalf such costs and expenses are incurred, or as otherwise agreed with Midland.

     The Facility shall be subject to the General Terms and Conditions and Security Schedule attached to this letter.

Additional Matters

     In considering from time to time the continuation of the Facility, Midland will have particular regard to the matters listed on the attached page headed "Additional Matters". Regardless of whether such Additional Matters are being observed, Midland may still at any time withdraw the Facility and/or demand repayment of all sums owing.

Environmental Responsibility

     The Companies, by accepting the terms of this Facility, warrant and represent to Midland that: they are in full compliance with all applicable current laws, regulations and practices relating to the protection of the environment from pollution (the `environmental responsibility') and are not aware of any circumstances which may prevent full compliance in the future.

     Regardless of whether such warranties and representations are being observed, Midland may still at any time withdraw all of the Facility and/or demand repayment of all sums owing.

     The Companies, by accepting this Facility jointly and severally hereby indemnify Midland against all losses, claims, damages, costs, or any other liability which might arise (by reason of Midland providing this or any other Facility and/or having a security interest in the Companies' assets) in respect of a breach of, or a failure to meet, an environmental responsibility.

     This letter replaces Midland's letter dated 12/8/97 and all existing liabilities in respect of collective net overdraft Facilities shall be governed in future by the terms and conditions of this letter.

22 January, 1998

     This offer is conditional upon the unqualified acceptance of all of the Companies. However, any Company accepting the letter shall be bound by its terms even though not all of the other Companies may have done so, or be so bound through some defect, informality or insufficiency in their powers.

     To accept this offer please arrange for the enclosed copy of this letter to be signed and returned.

Yours faithfully,


J R Poulton
Business Banking Manager
For and on Behalf of Midland Bank plc

                                  THE SCHEDULE




                          PRIDE MANAGEMENT SERVICES PLC

                         BAKER VEHICLE CONTRACTS LIMITED

                         PRIDE VEHICLE CONTRACTS LIMITED

                              PRIDE LEASING LIMITED

                      PRIDE VEHICLE CONTRACTS (UK) LIMITED

                        PRIDE VEHICLE DELIVERIES LIMITED

                        PRIDE VEHICLE MANAGEMENT LIMITED






                               (`the Companies')